Exhibit 10.10
Chesapeake Escrow Issuer LLC
5.500% Senior Notes due 2026
5.875% Senior Notes due 2029

Purchase Agreement
February 2, 2021
Goldman Sachs & Co. LLC
RBC Capital Markets, LLC
As representatives of the several Purchasers
named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

c/o RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street, 8th Floor
New York, New York 10281

Ladies and Gentlemen:
Chesapeake Escrow Issuer LLC, a Delaware limited liability company (the “Escrow Issuer”), proposes, subject to the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”), for whom you are acting as representatives (the “Representatives”), an aggregate of $500,000,000 principal amount of the 5.500% Senior Notes due 2026 (the “2026 Notes”) and an aggregate of $500,000,000 principal amount of 5.875% Senior Notes due 2029 (the “2029 Notes and, together with the 2026 Notes, the “Securities”). Upon execution and delivery of the Joinder Agreement (as defined below), the obligations of the Company (as defined below) under the Securities will be fully and unconditionally guaranteed (the “Guarantees”) as to the payment of principal, premium, if any, and interest, on a senior basis, jointly and severally, by each of the guarantors listed on Annex II hereto (each, a “Guarantor” and, collectively, the “Guarantors”).
On June 28, 2020, Chesapeake Energy Corporation, an Oklahoma corporation (“Chesapeake” or the “Permanent Issuer”), and certain of its subsidiaries (collectively with Chesapeake, the “Debtors”) filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).
On September 11, 2020, the Debtors filed a Joint Chapter 11 Plan of Reorganization of Chesapeake Energy Corporation and its Debtor Affiliates (as amended, including on October 8, 2020, October 29, 2020, December 13, 2020, December 27, 2020 and January 12, 2021, the “Plan”) with the Bankruptcy Court. On the same date, the Debtors filed a disclosure statement relating to the Plan (as amended, including on October 8, 2020 and October 30, 2020, the “Disclosure Statement”), along with a motion seeking approval of the Disclosure Statement. At a hearing held on October 30, 2020, the Disclosure Statement was approved by the Bankruptcy Court. On January 16, 2021, the Bankruptcy Court entered an order confirming the Plan and approving the transactions contemplated thereby. The effective date of the Plan (the “Plan Effective Date”) will occur after all conditions precedent to the Plan have been satisfied and the Plan is declared effective.
If the Escrow Conditions (as defined in the Offering Circular (as defined below)), including the effectiveness of the Plan, are not satisfied on or prior to the Time of Delivery (as defined below), substantially concurrently with the closing of the offering of the Securities at the Time of Delivery the Escrow Issuer will enter into a customary escrow agreement relating to each series of the Securities (each, as amended, supplemented or modified from time to time, an “Escrow Agreement”) among the Escrow Issuer, Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as escrow agent (in such capacity, together with its successors, the “Escrow Agent”) pursuant to which an amount equal to the gross proceeds of the offering of the Securities (together with any additional amounts (as determined solely by the Escrow Issuer) as may be necessary to fund the redemption of all the Notes in accordance with the special mandatory redemption provisions set forth in the Indenture between the Escrow Issuer and the Trustee (the “Initial Indenture”) based on the Escrow Outside Date (as defined below)) will be deposited into an escrow account for each series of Securities (each, an “Escrow Account”). The funds held in each Escrow Account will be released to the Company on the Completion Date upon delivery by the Escrow Issuer to the Escrow Agent and the Trustee of an officer’s certificate certifying that the Escrow Conditions have been satisfied.
The date, if any, when the Escrow Conditions are satisfied and funds held in each Escrow Account are released to the Company is herein referred to as the “Escrow Release Date.” If the Escrow Conditions are not satisfied on or prior to February 28, 2021 (the “Escrow Outside Date”) (or, if prior to such date, the Company determines in its sole discretion that any of the Escrow Conditions cannot be satisfied by such date), the Escrow Issuer will be required to redeem the Securities in accordance with the special mandatory redemption provisions set forth in the Initial Indenture. For the purposes of this Agreement, the term “Completion Date” means the Time of Delivery or, if the Escrow Conditions have not been satisfied on or prior to the Time of Delivery, the Escrow Release Date. On and after the Time of Delivery (if the Time of Delivery is not the Completion Date) and prior to the Completion Date, each series of the Securities will be secured pursuant to the terms of its respective Escrow Agreement on a first-priority basis, by liens on the Escrow Accounts and proceeds thereof as described in the Pricing Circular and the Offering Circular (each as defined below) (the “Escrow Collateral”). If the Completion Date occurs before the Time of Delivery, the escrow arrangements described herein will not be implemented and the Guarantees will be issued as of the Time of Delivery.
On the Plan Effective Date, substantially concurrently with the satisfaction of the Escrow Conditions on the Completion Date and as described in the Pricing Circular and Offering Circular:
(i)    the Escrow Issuer will merge with and into the Permanent Issuer, with the Permanent Issuer continuing as the surviving entity, and the Permanent Issuer will assume the Securities offered hereby and the obligations of the Escrow Issuer under the Securities and the Initial Indenture.
(ii)    the Escrow Issuer, the Permanent Issuer and each of the Guarantors will enter into a supplemental indenture to the Initial Indenture (the “Supplemental Indenture”) with the Trustee, pursuant to which (x) the Permanent Issuer will assume the rights and obligations of the Escrow Issuer under the

Indenture with respect to the Securities effective as of and from the Completion Date pursuant to, and in accordance with, the terms of the Indenture; and (y) the Guarantors will guarantee the Securities on a senior basis as of and from the Completion Date pursuant to, and in accordance with, the terms of the Indenture. As used herein, the term “Indenture” shall mean the Initial Indenture, as supplemented by the Supplemental Indenture; and
(iii)    the Permanent Issuer and the Guarantors shall execute and deliver to the Representatives a joinder agreement in substantially the form attached as Annex II hereto (the “Joinder Agreement”), whereby the Permanent Issuer and each Guarantor will agree to observe and fully perform all of the rights, obligations and liabilities contemplated herein as if it were an original signatory hereto. The representations, warranties, authorizations, acknowledgements, covenants and agreements of the Permanent Issuer and the Guarantors under this Agreement shall not become effective or enforceable until the execution and delivery by each of them of the Joinder Agreement, at which time such representations, warranties, authorizations, acknowledgements, covenants and agreements shall become effective and enforceable as if made on the date hereof pursuant to the terms of the Joinder Agreement.
For the purposes of this Agreement:
(i)    references to the “Company” refer to (a) prior to the Completion Date, to the Escrow Issuer, and (b) from and after the Completion Date and upon execution and delivery of the Joinder Agreement, the Permanent Issuer;
(ii)    the term “Transactions” means, collectively, the (a) issuance and sale of the Securities, (b) entry into the Escrow Agreements, deposit of the proceeds of the issuance and sale of the Securities in the Escrow Accounts and granting of any security interest under the Escrow Agreements and (c) application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Pricing Circular and the Offering Circular; and
(iii)    the term “Transaction Agreements” means this Agreement, the Joinder Agreement, the Securities, the Initial Indenture (including the Guarantees), the Supplemental Indenture, the Escrow Agreements, the Plan and the Confirmation Order.
1.The Escrow Issuer represents and warrants as of the date hereof and as of the Time of Delivery, and upon the execution and delivery of the Joinder Agreement the Permanent Issuer and each Guarantor jointly and severally represents and warrants as of the Time of Delivery and as of the Completion Date, to each Purchaser, that:
(a)A preliminary offering circular, dated February 2, 2021 (the “Preliminary Offering Circular”), and an offering circular, dated February 2, 2021 (the “Offering Circular”), have been prepared in connection with the offering of the Securities. The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Circular”. Any reference to the Preliminary Offering Circular, the Pricing Circular or the Offering Circular shall be deemed to refer to and include all documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of such circular and incorporated by reference therein and any reference to the Preliminary Offering Circular, the Pricing Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular, the Pricing Circular or the Offering Circular, as the case may be, and prior to such specified date; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular, the Pricing Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports” (provided that where only sections of such documents are specifically incorporated by reference, only such sections shall be considered to be part of the “Exchange Act Reports”). The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule I l(a) hereof. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representatives expressly for use therein it being understood and agreed that the only such information is that described as such in Section 9(b) hereof;
(b)For the purposes of this Agreement, the “Applicable Time” is 5:30 p.m. (Eastern time) on the date of this Agreement; the Pricing Circular as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)(i)) listed on Schedule Il(b) hereto does not conflict with the information contained in the Pricing Circular or the Offering Circular and each such Company Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Company Supplemental Disclosure Document in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representatives expressly for use therein it being understood and agreed that the only such information is that described as such in Section 9(b) hereof;
(c)Neither the Permanent Issuer nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular or the Plan;

and, since the respective dates as of which information is given in the Pricing Circular, there has not been any change in the capital stock, partnership interests, membership interests or long-term debt of the Permanent Issuer or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity (or partners’ interests or members’ interests) or results of operations of the Permanent Issuer and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Circular or the Plan;
(d)The Permanent Issuer and its subsidiaries have (i) good and defensible title to its oil and gas properties, (ii) good and marketable title to all other real property owned by it to the extent necessary to carry on its business, (iii) good and marketable title to all personal property owned by it, and (iv) good and defensible title to the easements, leases and subleases material to the business of the Permanent Issuer and its subsidiaries, in each case free and clear of all liens, encumbrances and defects that materially affect the value of the properties of the Permanent Issuer and its subsidiaries, considered as one enterprise, and do not interfere in any material respect with the use made and proposed to be made of such properties, by the Permanent Issuer and its subsidiaries, considered as one enterprise;
(e)The Permanent Issuer and each of its subsidiaries has been duly incorporated or formed and is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of its respective jurisdiction of incorporation or formation, with power and authority (corporate, limited partnership, limited liability company and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Offering Circular, and has been duly qualified as a foreign corporation, limited partnership or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified or be in good standing in any such jurisdiction;
(f)The Permanent Issuer, on the Completion Date will have an authorized capitalization as set forth in the Pricing Disclosure Package and the Offering Circular, and all of the issued shares of capital stock of the Permanent Issuer will have been duly and validly authorized and issued and fully paid and non-assessable; and all of the issued shares of capital stock, partnership interests or membership interests, as applicable, of each subsidiary of the Permanent Issuer will have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Permanent Issuer;
(g)The Securities and the Guarantees have been duly authorized by the Escrow Issuer and, upon the execution and delivery of the Supplemental Indenture, the Permanent Issuer and the Guarantors, as applicable, and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Escrow Issuer, the Permanent Issuer and the Guarantors, as applicable, entitled to the benefits provided by the Indenture, under which they are to be issued, which will be substantially in the form previously delivered to you; the Initial Indenture has been duly authorized by the Escrow Issuer and, on or prior to the Completion Date, the Supplemental Indenture will have been duly authorized by the

Permanent Issuer and the Guarantors and, when executed and delivered by the Escrow Issuer, the Trustee and, upon the execution and delivery of the Supplemental Indenture, the Permanent Issuer and the Guarantors, the Indenture will constitute a valid and legally binding instrument, enforceable against the Escrow Issuer, the Permanent Issuer and each of the Guarantors in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and entitled to the benefits provided by the Indenture; and the Securities, the Initial Indenture and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular and will be in substantially the form previously delivered to you;
(h)Each of the Escrow Issuer, the Permanent Issuer and each of the Guarantors has all requisite corporate, limited partnership or limited liability company, as applicable, power to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Escrow Issuer, and on the Completion Date the Joinder Agreement will have been duly authorized, executed and delivered by the Permanent Issuer and each Guarantor.
(i)Prior to the date hereof, none of the Escrow Issuer or any of its respective affiliates, and prior to the Completion Date, none of the Permanent Issuer, the Guarantors or any of their respective affiliates, has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Permanent Issuer or any Guarantor in connection with the offering of the Securities;
(j)The issue and sale of the Securities and the Guarantees and the compliance by the Escrow Issuer, the Permanent Issuer and the Guarantors, as applicable, with all of the provisions of the Securities, the Initial Indenture, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Pricing Disclosure Package and the Offering Circular will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Escrow Issuer, the Permanent Issuer, the Guarantors or any of their respective subsidiaries is a party or by which the Escrow Issuer, the Permanent Issuer, the Guarantors or any of their respective subsidiaries is bound or to which any of the property or assets of the Escrow Issuer, the Permanent Issuer, the Guarantors or any of their respective subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or Bylaws or equivalent organizational documents of the Escrow Issuer, the Permanent Issuer or any Guarantor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Escrow Issuer, the Permanent Issuer, the Guarantors or any of their respective subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the Guarantees or the consummation by the Escrow Issuer, the Permanent Issuer and the Guarantors of the transactions contemplated by this Agreement or the Indenture, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;
(k)Neither the Permanent Issuer nor any of its subsidiaries is in violation of its Certificate of Incorporation or Bylaws or equivalent organizational document or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;
(l)The statements set forth in the Pricing Circular and the Offering Circular under the caption “Description of notes”, insofar as they purport to constitute a summary of the terms of the Securities, and “Description of other indebtedness,” insofar as they purport to constitute a summary of the terms of the documents referred to therein, under the caption “Certain United States federal income tax considerations”, and under the caption “Plan of distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;
(m)Except as otherwise disclosed in the General Disclosure Package, there are no pending actions, suits, governmental or regulatory inquiries or investigations, or other proceedings against or affecting the Permanent Issuer, any of its subsidiaries or any of their respective properties that, if determined adversely to the Permanent Issuer or any of its subsidiaries, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Permanent Issuer or any Guarantor to perform its obligations under this Agreement or the Indenture, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits, inquiries, investigations or proceedings are, to the Escrow Issuer’s, Permanent Issuer’s or any Guarantor’s knowledge, threatened or contemplated;
(n)When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;
(o)The Permanent Issuer is subject to Section 13 or 15(d) of the Exchange Act;
(p)The Permanent Issuer and its subsidiaries, the Guarantors and their respective subsidiaries are not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be, an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);
(q)(None of the Escrow Issuer, the Permanent Issuer, the Guarantors or any person acting on its or their behalf (other than the Purchasers, as to which no representation is made) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Escrow Issuer, the Permanent Issuer, any of their affiliates and any person acting on its or their behalf has complied with and will implement the “offering restriction” within the meaning of such Rule 902;
(r)Within the preceding six months, neither the Escrow Issuer, the Permanent Issuer nor any other person acting on behalf of the Escrow Issuer or the Permanent Issuer has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Escrow Issuer and the Permanent Issuer will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Escrow Issuer or the Permanent Issuer, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the the Escrow Issuer or the Permanent Issuer by the Representatives), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;
(s)The Permanent Issuer maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies in all material resects with the requirements of the Exchange Act and has been designed by the Permanent Issuer’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Permanent Issuer’s internal control over financial reporting is reasonably effective and the Permanent Issuer is not aware of any material weaknesses in its internal control over financial reporting;
(t)Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Circular, there has been no change in the Permanent Issuer’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Permanent Issuer’s internal control over financial reporting;
(u)The Permanent Issuer maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act; made known to the chief executive officer and chief financial officer of the Permanent Issuer by others within the Permanent Issuer or any subsidiary, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; and
(v)PricewaterhouseCoopers LLP, which has audited certain financial statements of the Permanent Issuer and its subsidiaries is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;
(w)Neither the Permanent Issuer nor any of its subsidiaries, nor, to the knowledge of the Escrow Issuer, Permanent Issuer or the Guarantors, any director, officer, employee, agent, affiliate or other person acting on behalf of the Permanent Issuer or any of its subsidiaries, has taken any action, directly or indirectly, that would violate the Foreign Corrupt Practices Act of 1977.
(x)The operations of the Escrow Issuer, the Permanent Issuer, the Guarantors and their subsidiaries are and have been conducted at all times in material compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Escrow Issuer, the Permanent Issuer, the Guarantors and their subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Escrow Issuer, the Permanent Issuer, the Guarantors or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Escrow Issuer, Permanent Issuer or the Guarantors, threatened.
(y)None of the Escrow Issuer, the Permanent Issuer, the Guarantors, any of their subsidiaries or, to the knowledge of the Escrow Issuer, Permanent Issuer or the Guarantors, any director, officer, agent, employee or affiliate of the Escrow Issuer, the Permanent Issuer, the Guarantors or any of their subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or other relevant sanctions authority, and the Escrow Issuer and the Permanent Issuer will not directly or indirectly use the proceeds of the offering of the notes offered hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity currently subject to sanctions administered by OFAC.
(z)Except as disclosed in the Offering Circular and Pricing Circular, neither the Permanent Issuer nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws which violation, contamination, liability or claim would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and the Permanent Issuer is not aware of any pending investigation which might lead to such a claim.
(aa)Except as described in the Offering Circular and Pricing Circular, no person has the right to act as an initial purchaser or as a financial advisor to the Escrow Issuer or the Permanent Issuer in connection with the offer and resale of the Securities, whether as a result of the resale of the Securities as contemplated hereby or otherwise.
(bb)At the Time of Delivery, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Circular and the Offering Circular, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the U.S. Securities Act of 1933 (the “Securities Act”).
(cc)Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Permanent Issuer or any of its affiliates for employees or former employees of the Permanent Issuer and its affiliates has been maintained in compliance, in all material respects, with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding any transactions effected pursuant to a statutory or administrative exemption and transactions which, individually or in the aggregate, would not have a Material Adverse Effect; and no such plan is subject to Title IV of ERISA or the funding rules of Section 412 of the Code or Section 302 of ERISA.
(dd)Other than as disclosed in the Preliminary Offering Circular, the Pricing Circular and the Offering Circular, the proved reserves for crude oil and natural gas for each of the periods presented in the Pricing Circular and the Offering Circular were prepared in accordance with the Statement of Financial Accounting Standards No. 69 and Rule 4-10 of Regulation S-X.
(ee)LaRoche Petroleum Consultants, Ltd. are independent petroleum engineers with respect to the Permanent Issuer and its subsidiaries.
(ff)There is and has been no failure on the part of the Escrow Issuer, the Permanent Issuer and the Guarantors or any of the officers and directors of the Escrow Issuer, the Permanent Issuer or any of the Guarantors, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations in connection therewith, including without limitation Section 402 related to loans and Sections 302 and 906 related to certifications.
(gg)To the Escrow Issuer’s, Permanent Issuer’s and each Guarantor’s and their respective subsidiaries’ knowledge, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Escrow Issuer’s, the Permanent Issuer’s, its subsidiaries’ and the Guarantors’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) (i) are adequate for, and operate and perform in all material respects as required in connection with the operation of the businesses of the Escrow Issuer, the Permanent Issuer, their subsidiaries and the Guarantors as currently conducted and as proposed to be conducted in the Pricing Disclosure Package and the Offering Circular, (ii) have not malfunctioned or failed and (iii) are free and clear of all bugs, errors, defects, Trojan horses, time bombs, back doors, drop dead devices, malware and other corruptants, including software or hardware components that are designed to interrupt use of, permit unauthorized access to or disable, damage or erase the IT Systems. The Escrow Issuer, the Permanent Issuer, its subsidiaries and the Guarantors have implemented commercially reasonable controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their material IT Systems and data and information (including all personal, personally identifiable, sensitive, confidential or regulated data and information of their respective customers, employees, suppliers and vendors, any third-party data maintained, processed or stored by the Company, its subsidiaries and the Guarantors and any such data processed or stored by third parties on behalf of the Company, its respective subsidiaries or the Guarantors) (collectively, “Data”). Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, neither the Escrow Issuer, the Permanent Issuer nor their subsidiaries nor the Guarantors have been notified of, and each of them have no knowledge of any event or condition that would reasonably be expected to result in, any security breach, violation, outage, destruction, loss, misappropriation, modification, misuse, unauthorized access, use, disclosure or other compromise to their IT Systems and Data (each, a “Breach”). The Company, its subsidiaries and the Guarantors are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data (collectively, the “Data Security Obligations”) and to the protection of such IT Systems and Data from a Breach, except as would not, individually or in the aggregate, have a Material Adverse Effect. To the Escrow Issuer’s, Permanent Issuer’s or the Guarantors’ knowledge, neither the Company nor any of its subsidiaries nor the Guarantors have received any notification of or complaint regarding, or is aware of any other facts that, individually or in the aggregate, that would reasonably indicate non-compliance with any Data Security Obligation and there is no action, suit, proceeding or claim by or before any court or governmental or regulatory agency, authority or body pending or, to the Company’s, its subsidiaries’ or the Guarantors’ knowledge, threatened, alleging non-compliance with any Data Security Obligation.
(hh)Each of the Escrow Issuer, the Permanent Issuer, their subsidiaries and the Guarantors own, or have obtained valid and enforceable licenses for, or other adequate rights to use, or can acquire on reasonable terms, all inventions, patents, trademarks, tradenames, service marks, copyrights, trade secrets, know-how, social media identifiers and accounts, software, domain names and all other worldwide intellectual property and similar proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, the foregoing) (collectively, “Intellectual Property”) in connection with their respective businesses now operated by them, which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Permanent Issuer nor any of its subsidiaries nor the Guarantors have knowingly infringed, misappropriated, or otherwise violated any Intellectual Property Rights of others, nor have the Company, its subsidiaries or the Guarantors received any notice alleging any infringement, misappropriation or other violation of or conflict with any Intellectual Property rights of others, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. There is no pending, or to the Escrow Issuer’s, Permanent Issuer’s, their subsidiaries’ and the Guarantors’ knowledge, threatened, action, suit, proceeding or claim regarding the same.
(ii)The Escrow Issuer, the Permanent Issuer, their subsidiaries and the Guarantors have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Offering Circular, or as would not, individually or in the aggregate, have a Material Adverse Effect, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Escrow Issuer, the Permanent Issuer, their subsidiaries or the Guarantors or any of their respective properties or assets.
(jj)Each Escrow Agreement has been duly authorized by the Escrow Issuer; and, at the Time of Delivery (and only if the Time of Delivery is not on the Completion Date), each Escrow Agreement will have been duly executed and delivered by the Escrow Issuer, and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and binding agreement of, the Escrow Issuer, enforceable against the Escrow Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Each Escrow Agreement will, at the Time of Delivery (and only if the Time of Delivery is not on the Completion Date), create in favor of the Trustee, for the benefit of itself and the holders of the 11 Securities, as applicable, a legal, valid and enforceable security interest in the Escrow Collateral (as defined in each Escrow Agreement) as security for the Securities, as applicable, to the extent that a legal, valid, binding and enforceable security interest in such Escrow Collateral may be created under any applicable law of the United States of America and any states thereof, including, without limitation, the applicable Uniform Commercial Code (“UCC”), which security interest, upon execution of each Escrow Agreement, will constitute a fully perfected lien on, and security interest in, all right, title and interest of the Issuers in such Escrow Collateral.
(kk)
(a)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the issue and sale of the Securities, the execution, delivery and performance by the Escrow Issuer, the Permanent Issuer and the Guarantors (as applicable) of the Transaction Agreements, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Pricing Circular and the consummation of the Transactions or any other of the transactions contemplated herein or under the Plan or the Confirmation Order or the performance by Parent, the Company, the Escrow Issuer, or the Guarantors of any of their respective obligations set forth herein or under the Plan and the Confirmation Order, as applicable, except (i) such as have been obtained from the Bankruptcy Court; (ii) filings and recordings with governmental or regulatory authorities or agencies as may be required to perfect security interests under the applicable Transaction Agreements; (iii) such as have been obtained, under the Act and the rules and interpretations of the Commission thereunder or otherwise; and (iv) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Purchasers in the manner contemplated herein and in the Pricing Circular.
(b)    The Plan has been duly authorized by the Debtors, and the description thereof in the Pricing Circular is accurate in all material respects. The Plan has not been modified in any material respect or withdrawn since the date of its confirmation by the Bankruptcy Court.
(c)    Each of the Debtors has the requisite power and authority to carry out the Transactions to which it will be a party and perform its obligations under the Plan, and has taken all necessary actions required for the due authorization, execution, delivery and performance by it of the transactions contemplated by the Plan, including the Transactions to which it will be party, by the Plan Effective Date. The Plan constitutes a valid and binding obligation of the Debtors, enforceable against the Debtors in accordance with its terms.
(ll)Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 3 hereof and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Purchasers and the offer, resale and delivery of the Securities by the Purchasers in the manner contemplated by this Agreement, the Pricing Circular and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Initial Indenture or Indenture under the Trust Indenture Act.
2.Subject to the terms and conditions herein set forth, the Escrow Issuer agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Escrow Issuer, at a purchase price of the Gross Purchase Price (defined as 100.000% of the principal amount of the Securities, plus accrued interest, if any, from February 15, 2021 to the Time of Delivery hereunder), the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto, and, at the Completion Date, the Escrow Issuer agrees to pay the Representatives, on behalf of the Purchasers, the Purchaser Fees (defined as 0.75% of the principal amount of the Securities,) and the Purchaser Fees will only become payable when and if the Escrow Conditions are satisfied and the proceeds from the Escrow Accounts are released in accordance with each Escrow Agreement); provided, however, that, if the Time of Delivery is the Completion Date, the Purchasers may instead deduct the Purchaser Fees from the Gross Purchase Price payable to the Company.
If the Time of Delivery is not the Completion Date, substantially concurrently with the release of funds from the Escrow Accounts on the Completion Date, an amount equal to the aggregate Purchaser Fees will be paid out of the funds in the Escrow Accounts on the Completion Date by the Escrow Agent to the Representatives for the accounts of the several Purchasers, to be paid by wire transfer to the account or accounts specified by the Representatives in immediately available funds. For the avoidance of doubt, if the Completion Date does not occur on or prior to the Escrow Outside Date or the Company informs the Escrow Agent in writing that, in the reasonable good faith judgement of the Company, the Completion Date will not occur on or prior to the Escrow Outside Date, the aggregate Gross Purchase Price, including the aggregate Purchaser Fees, shall be used to redeem the Securities pursuant to the terms of each Escrow Agreement and the special mandatory redemption provisions set forth in the Initial Indenture.
3.Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser, acting severally and not jointly, hereby represents and warrants to, and agrees with the Company and the Guarantors that:

(a)It will sell the Securities only to: (i) persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or (ii) upon the terms and conditions set forth in Annex I to this Agreement; and
(b)It is an Institutional Accredited Investor.
4.
(a)The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Escrow Issuer with The Depository Trust Company (“DTC”) or its designated custodian. The Escrow Issuer will deliver the Securities to Goldman Sachs & Co. LLC, for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman Sachs & Co. LLC at DTC; such payment will be either to Company, if the Time of Delivery is not the Completion Date, or otherwise into escrow pursuant to each Escrow Agreement. The Escrow Issuer will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (the “Closing Location”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on February 5, 2021 or such other time and date as the Representatives and the Escrow Issuer may agree upon in writing. Such time and date are herein called the “Time of Delivery”.
(b)The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 8(k) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at the office of DTC (or its designated custodian), all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
5.The Escrow Issuer agrees with each of the Purchasers and, upon execution and delivery of the Joinder Agreement, the Permanent Issuer and each Guarantor jointly and severally agrees with each of the Purchasers, as follows:
(a)To prepare the Offering Circular in a form reasonably acceptable to you; to make no amendment or any supplement to the Offering Circular which shall be reasonably disapproved by you, unless otherwise required by law, promptly after reasonable notice thereof; and to furnish you with copies thereof;
(b)Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
(c)To furnish the Purchasers with written and electronic copies of the Offering Circular and any amendment or supplement thereto in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;
(d)During the period beginning from the date hereof and continuing until the date that is 60 days after the Time of Delivery, not to offer, issue, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to any securities of the Escrow Issuer or the Permanent Issuer that are substantially similar to the Securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing without the prior written consent of Goldman Sachs & Co. LLC, which consent shall not be unreasonably withheld.
(e)Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;
(f)At any time when the Permanent Issuer is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of Securities information satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;
(g)Except for such documents that are publicly available on EDGAR, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(h)During the period of one year after the Time of Delivery, the Escrow Issuer and the Permanent Issuer will not, and will not permit any of their “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them (other than pursuant to a registration statement that has been declared effective under the Act);
(i)To use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Circular under the caption “Use of Proceeds”;
(j)On or prior to the Completion Date (and only if the Time of Delivery is not the Completion Date):
(i)    the Permanent Issuer and the Escrow Issuer shall to take all steps necessary to cause the merger of the Escrow Issuer with an into the Permanent Issuer, with the Permanent Issuer continuing as the surviving entity, shall have been consummated;
(ii)    the Permanent Issuer shall cause the aggregate Purchaser Fees to be paid to the Purchasers from the Escrow Accounts upon the release of funds after satisfaction of the Escrow Conditions in accordance with the terms of each Escrow Agreement;
(iii)    the Permanent Issuer and the Guarantors shall cause to be delivered to the Purchasers fully executed copies of the Joinder Agreement, dated as of the Completion Date, in the form attached as Annex III hereto, and the Supplemental Indenture, dated as of the Completion Date, in the form attached to the Initial Indenture;
(iv)    each of the Escrow Issuer, the Permanent Issuer and the Guarantors shall consummate the other Transactions to which it is a party on or prior to the Completion Date; and
(v)    the Permanent Issuer and the Guarantors shall satisfy all conditions to the effectiveness of the Plan;
(k)The Permanent Issuer and the Guarantors shall (i) cause to be delivered to the Purchasers an opinion of Kirkland & Ellis LLP, counsel for the Company, dated as of the Completion Date, in form and substance agreed prior to the Time of Delivery; (ii) cause to be delivered to the Purchasers an opinion of Derrick & Briggs, LLP, Oklahoma counsel for the Company, dated as of the Completion Date, in form and substance agreed prior to the Time of Delivery; the Permanent Issuer shall have furnished to the Representatives a officers’ certificate, dated the Completion Date, to the effect that: (a) the representations and warranties of the Escrow Issuer and the Permanent Issuer in this Agreement are true and correct on and as of the Completion Date with the same effect as if made on the Completion Date and (b) the Escrow Conditions have been satisfied; and (iv) cause to be delivered to the Purchasers any other certificates, evidence and documents confirming compliance with and satisfaction of the Escrow Conditions in accordance with the terms of each Escrow Agreement and such other certificates or documents as the Purchasers shall reasonably request;

6.
(a)(i)    The Escrow Issuer and, upon execution and delivery of the Joinder Agreement, the Permanent Issuer and each of the Guarantors represents and agrees that, without the prior consent of the Representatives, it and its affiliates and any other person acting on its or their behalf (other than the Purchasers, as to which no statement is given) (x) have not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”) and (y) have not solicited and will not solicit offers for, and have not offered or sold and will not offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D;
(ii)    each Purchaser, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of securities, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Act required to filed under the Act (any such offer (other than any such term sheets), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and
(iii)    any Company Supplemental Disclosure Document or Purchaser Supplemental Disclosure Document, the use of which has been consented to by the Company and the Representatives, is listed as applicable on Schedule 11(b) or Schedule 11(c) or hereto, respectively;
7.The Escrow Issuer and, upon execution and delivery of the Joinder Agreement, the Permanent Issuer and each of the Guarantors, jointly and severally, covenants and agrees with the several Purchasers that the Company and the Guarantors will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and the Guarantors’ counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Initial Indenture, the Securities, the Blue Sky Memorandum, the Joinder Agreement, the Supplemental Indenture, closing documents (including any compilations thereof), and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Initial Indenture, the Indenture and the Securities; (vii) the fees and expenses of the Escrow Agent and any agent of the Escrow Agent and the fees and disbursements of counsel for the Escrow Agent in connection with the

Escrow Agreements and the Securities (viii) all costs and expenses incurred in connection with any “road show” presentation to potential purchasers of the Securities; (ix) all expenses associated with the assignment, creation and perfection of security interests, mortgages and charges, including, without limitation, pursuant to each Escrow Agreement and their associated financing statements, including filing fees, and fees and expenses incurred by counsel for the Purchasers incurred in connection therewith; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.
8.The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Escrow Issuer, the Permanent Issuer and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Escrow Issuer, the Permanent Issuer and each of the Guarantors shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
(a)Davis Polk & Wardwell LLP, counsel for the Purchasers, shall have furnished to the Representatives opinion or opinions, dated the Time of Delivery, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
(b)(i) Kirkland & Ellis LLP, counsel for the Company and the Guarantors, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representatives and (ii) Derrick & Briggs, LLP, Oklahoma counsel for the Company and the Guarantors, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representatives;
(c)On the date of the Offering Circular concurrently with the execution of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters with respect to the financial statements and financial information included or incorporated by reference in the Pricing Circular of the Company, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;
(d)(i) Neither the Permanent Issuer nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular, and (ii) since the respective dates as of which information is given in the Pricing Circular there shall not have been any change in the capital stock or long-term debt of the Permanent Issuer or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Permanent Issuer and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Circular, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in each of the Pricing Disclosure Package and the Offering Circular;
(e)On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Permanent Issuer’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Permanent Issuer’s debt securities;
(f)On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or The Nasdaq Global Market; (ii) any suspension of trading of any securities of the Permanent Issuer on any exchange or in the over-the-counter market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Circular;
(g)On the date of the Offering Circular concurrently with the execution of this Agreement and also at the Time of Delivery, LaRoche Petroleum Consultants, Ltd. shall have furnished to the Representatives, at the request of the Permanent Issuer, a reserve report confirmation letter, dated the respective date of delivery thereof and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in such letters to initial purchasers with respect to the reserve and other operational information contained or incorporated by reference in the Preliminary Offering Circular, the Pricing Disclosure Package and the Offering Circular;
(h)The Purchasers shall have received an executed original copy of the Indenture;
(i)The Securities shall be eligible for clearance and settlement through the facilities of DTC;
(j)The Representative shall have received certificates signed by the chief financial officer of the Permanent Issuer, dated as of the date hereof and the Time of Delivery, with respect to financial and other information of the Permanent Issuer included or incorporated by reference in the Pricing Circular, dated the respective dates of delivery thereof, substantially in the form and substance set forth in Annex IV hereto;

(k)The Permanent Issuer and the Guarantors shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Permanent Issuer and the Guarantors satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company and the Guarantors of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (e) of this Section and as to such other matters as you may reasonably request.
(l)If the Completion Date is on or prior to the Time of Delivery, then at the Time of Delivery the Confirmation Order shall be in full force and effect, and such order shall not have been reversed, vacated, amended, supplemented or otherwise modified in any manner that could reasonably be expected to adversely affect the interests of the Purchasers or the holders of the Securities, and it shall authorize the Escrow Issuer and Permanent Issuer and the Guarantors to execute, deliver and perform under all documents contemplated hereunder and thereunder (including, without limitation, the Transactions, the Transaction Agreements, and payment of all fees with respect thereto). The Plan and all transactions contemplated therein or in the Confirmation Order to occur on the Plan Effective Date shall have been (or concurrently with the occurrence of the Completion Date, shall be) substantially consummated in accordance with the terms thereof and in compliance with applicable law and Bankruptcy Court and regulatory approvals. The respective indebtedness or obligations of the Issuers and the Guarantors and any liens securing same that are outstanding immediately after the consummation of the Plan shall not exceed the amount contemplated by the Plan and the Confirmation Order.
9.
(a)The Escrow Issuer and, upon execution and delivery of the Joinder Agreement, the Permanent Issuer and each of the Guarantors, jointly and severally, will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue Statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Escrow Issuer, the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives expressly for use therein it being understood and agreed that the only such information is that described as such in Section 9(b) hereof.

(b)Each Purchaser, severally and not jointly, will indemnify and hold harmless the Escrow Issuer and, upon execution and delivery of the Joinder Agreement, the Permanent Issuer and each Guarantor against any losses, claims, damages or liabilities to which the Company and the Guarantors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular or any such amendment or supplement, any Company Supplemental Disclosure Document in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary and Final Offering Circular furnished on behalf of each Purchaser: under the caption “Plan of Distribution” in the second sentence of the seventh paragraph (concerning market-making by the Purchasers) and the eighth paragraph (concerning stabilizing transactions and syndicate covering transactions); provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Escrow Issuer’s, the Permanent Issuer’s or any Guarantor’s failure to perform its obligations under Section 5(a) of this Agreement; and each Purchaser will reimburse the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company and the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred.
(c)Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Escrow Issuer, the Permanent Issuer and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Escrow Issuer, the Permanent Issuer and the Guarantors on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Escrow Issuer, the Permanent Issuer, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.
(e)The obligations of the Escrow Issuer and, upon execution and delivery of the Joinder Agreement, the Permanent Issuer and the Guarantors under this Section 9 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director each Purchaser, any affiliate of each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 9 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and each of the Guarantors and to each person, if any, who controls the Company within the meaning of the Act, but only in the case of the officers, directors and controlling persons of the Permanent Issuer and the Guarantors upon the execution by the Permanent Issuer or such Guarantor of the Joinder Agreement.
10.
(a)If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments or supplements to the Offering Circular which in your opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
(b)If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share

(based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.
If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.
11.The respective indemnities, agreements, representations, warranties and other statements of the Escrow Issuer, the Permanent Issuer, the Guarantors and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Escrow Issuer, the Permanent Issuer, any Guarantor, or any officer or director or controlling person of the Escrow Issuer, the Permanent Issuer or a Guarantor, and shall survive delivery of and payment for the Securities.
12.If this Agreement shall be terminated pursuant to Section 10 hereof, the Escrow Issuer, the Permanent Issuer and the Guarantors shall not then be under any liability to any Purchaser except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Escrow Issuer, the Permanent Issuer as provided herein, the Escrow Issuer, the Permanent Issuer and the Guarantors will reimburse the Purchasers through you for all expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Escrow Issuer, the Permanent Issuer and the Guarantors shall then be under no further liability to any Purchaser except as provided in Sections 7 and 9 hereof.
13.In all dealings hereunder, the Representatives shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by the Representatives.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail or facsimile transmission to the Representatives: (i) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, and (ii) RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Transaction Management, facsimile: (212) 428-6308; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 9 hereof shall be delivered or sent by mail or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Escrow Issuer, the Permanent Issuer and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.
14.This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Escrow Issuer and, upon execution and delivery of the Joinder agreement, the Permanent Issuer and the Guarantors, and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Escrow Issuer, the Permanent Issuer, the Guarantors and each person who controls the Escrow Issuer, the Permanent Issuer or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.
15.Time shall be of the essence of this Agreement.
16.The Escrow Issuer and, upon execution and delivery of the Joinder Agreement, the Permanent Issuer and each of the Guarantors acknowledges and agrees that, notwithstanding any preexisting relationship, advisory or otherwise, (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Escrow Issuer, the Permanent Issuer and the Guarantors, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Escrow Issuer, the Permanent Issuer or any Guarantor, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Escrow Issuer, the Permanent Issuer or any Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Escrow Issuer, the Permanent Issuer or any Guarantor on other matters) or any other obligation to the Escrow Issuer, the Permanent Issuer or any Guarantor except the obligations and duties expressly set forth in this Agreement and (iv) the Escrow Issuer, the Permanent Issuer and each of the Guarantors has consulted its own legal and financial advisors to the extent it deemed appropriate. The Escrow Issuer and, upon execution and delivery of the Joinder Agreement, the Permanent Issuer and each of the Guarantors agrees that it will not claim that the Purchaser, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Escrow Issuer, the Permanent Issuer or any Guarantor, in connection with such transaction or the process leading thereto.
17.This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the Escrow Issuer, the Permanent Issuer,, the Guarantors and the Purchasers, or any of them, with respect to the subject matter hereof.
18.THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Escrow Issuer and, upon execution and delivery of the Joinder Agreement, the Permanent Issuer and each of the Guarantors agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Escrow Issuer and the Permanent Issuer agree to submit to the jurisdiction of, and to venue in, such courts.
19.The Escrow Issuer, each of the Purchasers and, upon execution and delivery of the Joinder Agreement, the Permanent Issuer and each Guarantor, hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
20.This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
21.Notwithstanding anything herein to the contrary, the Escrow Issuer and, upon execution and delivery of the Joinder Agreement, the Permanent Issuer and the Guarantors (and the Escrow Issuer’s and, upon execution and delivery of the Joinder Agreement, the Permanent Issuer’s and each Guarantor’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Escrow Issuer, the Permanent Issuer or any Guarantor relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.
22.Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Purchaser that is a Covered Entity or a BHC Act Affiliate of such Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)    As used in this section:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841 (k).
“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81,47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement among each of the Purchasers, the Escrow Issuer and, upon execution and delivery of the Joinder Agreement, the Permanent Issuer and the Guarantors. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.
[Signature Page Follows]

Very truly yours,

Chesapeake Escrow Issuer LLC

By:	/s/ William M. Buergler
	Name:	William M. Buergler
	Title:	Chief Accounting Officer
[Signature Page to Purchase Agreement]

Accepted as of the date hereof. Goldman Sachs & Co. LLC RBC Capital Markets, LLC For themselves and on behalf of the several Purchasers listed in Schedule I hereto.

Goldman Sachs & Co. LLC

By:	/s/ Douglas Buffone
	Name:	Douglas Buffone
	Title:	Managing Director

RBC Capital Markets, LLC

By:	/s/ Stephen Pedone
	Name:	Stephen Pedone
	Title:	Managing Director

SCHEDULE I

Purchaser	Principal Amount of 2026 Notes to be Purchased	Principal Amount of 2029 Notes to be Purchased
Goldman Sachs & Co. LLC	$165,000,015	$165,000,050
RBC Capital Markets, LLC	165,000,000	165,000,000
J.P. Morgan Securities LLC	50,000,000	50,000,000
Citigroup Global Markets Inc	17,142,855	17,142,850
BofA Securities, Inc	17,142,855	17,142,850
DNB Markets, Inc	17,142,855	17,142,850
Mizuho Securities USA LLC	17,142,855	17,142,850
Morgan Stanley & Co. LLC	17,142,855	17,142,850
MUFG Securities Americas Inc	17,142,855	17,142,850
Wells Fargo Securities, LLC	17,142,855	17,142,850
Total	$500,000,000	$500,000,000

SCHEDULE II

(a)    Additional Documents Incorporated by Reference:
None
(b)    Company Supplemental Disclosure Documents:
Electronic Roadshow Presentation, dated February 2, 2021
(c)    Purchaser Supplemental Disclosure Documents:
None

SCHEDULE III
[Attached]

P R I C I N G S U P P L E M E N T	C O N F I D E N T I A L
Pricing Supplement dated February 2, 2021
to the
Preliminary Offering Circular dated February 2, 2021
(the “Preliminary Offering Circular”)

Chesapeake Escrow Issuer LLC
to be merged with and into
Chesapeake Energy Corporation

$500 million of 5.500% Senior Notes due 2026
$500 million of 5.875%> Senior Notes due 2029

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Circular. The information in this Pricing Supplement supplements the Preliminary Offering Circular and supersedes the information in the Preliminary Offering Circular to the extent inconsistent with the information in the Preliminary Offering Circular. Other information (including financial information) presented or incorporated by reference in the Preliminary Offering Circular is deemed to have changed to the extent affected by the changes described herein. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Preliminary Offering Circular.

The notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The notes may be offered and sold only in transactions that are exempt from registration under the Securities Act and applicable state securities laws. The Escrow Issuer and the initial purchasers named below are offering and selling the notes only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. For further details about eligible offerees and resale restrictions, see “Transfer restrictions” in the Preliminary Offering Circular.

Issuer:
Prior to the Completion Date, Chesapeake Escrow Issuer LLC, and from and after the Completion Date, Chesapeake Energy Corporation.
Prior to the Completion Date, Chesapeake Escrow Issuer LLC will be the issuer of the notes. On the Completion Date, Chesapeake Escrow Issuer LLC will merge with and into Chesapeake Energy Corporation, with Chesapeake Energy Corporation continuing as the surviving entity, and Chesapeake Energy Corporation will assume the obligations of Chesapeake Escrow Issuer LLC as issuer of the notes.

Guarantors:
Prior to the Completion Date, the notes will not be guaranteed. From and after the Completion Date, the notes will be guaranteed by all of the Company’s current Subsidiaries that are Guarantors under the Credit Agreement.

Total Aggregate Principal Amount:	$1,000,000,000
Use of Proceeds:
The net proceeds of this offering, together with the anticipated proceeds from the Exit Facility and Rights Offering, are intended to be used to fund the distributions provided for under the Plan, including the repayment of claims under the DIP Facility, and to pay certain fees, commissions and related expenses relating to the foregoing and the Company’s emergence from bankruptcy and for general corporate purposes.

Escrow of Proceeds; Special Mandatory Redemption
On the settlement date for the offering of the notes, an amount equal to the gross proceeds of the offering of each series of the notes (together with any additional amounts (as determined solely by the Escrow Issuer) as may be necessary to fund the redemption of all the notes of such series at the Special Mandatory Redemption Price for such series notes, on the Special Mandatory Redemption Date based on the Escrow Outside Date) will be deposited into an escrow account.
In the event that (i) the Escrow Outside Date occurs and the Escrow Agent shall not have received the Escrow Release Officer’s Certificate on or prior to such date or (ii) the Company informs the Escrow Agent in writing that, in the reasonable good faith judgment of the Company, the Effective Date will not occur on or prior to the Escrow Outside Date, the Escrow Issuer will redeem the notes of each series at a price equal to 100% of the principal amount of the notes of such series, plus accrued and unpaid interest on the notes of such series, if any, from the Issue Date to, but excluding, such date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date.

Terms Relating to the 5.500% Senior Notes Due 2026

Title of Securities:	5.500% Senior Notes due 2026 (the “2026 Notes”).
Principal Amount:	$500,000,000
Gross Proceeds:	$500,000,000
Final Maturity Date:	February 1, 2026
Issue Price:	100%, plus accrued interest, if any, from February 5, 2021
Coupon:	5.500%
Yield to Maturity:	5.500%
Spread to Treasury:	+ 507 basis points
Benchmark Treasury:	2.625% UST due January 31, 2026

Interest Payment Dates:	February 1 and August 1
First Interest Payment Date:	August 1, 2021
Record Dates:	January 15 and July 15
Optional Redemption
At any time prior to February 5, 2023, the Issuer may, on any one or more occasions, redeem all or a part of the 2026 Notes, upon notice as provided in the indenture, at a redemption price equal to 100% of the principal amount of the 2026 Notes redeemed, plus the 2026 Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of the 2026 Notes on the relevant record date to receive interest due on the relevant interest payment date.
On or after February 5, 2023, the Issuer may on any one or more occasions redeem all or a part of the 2026 Notes, upon notice as provided in the indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accmed and unpaid interest, if any, on the 2026 Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on February 5 of the years indicated below, subject to the rights of holders of the 2026 Notes on the relevant record date to receive interest on the relevant interest payment date:

	Year 2023 2024 2025 and thereafter	Percentage 102.750% 101.375% 100.000%
Optional Redemption with Equity Proceeds:
The Issuer may also redeem up to 35% of the aggregate principal amount of the 2026 Notes before February 5, 2023 with an amount of cash not greater than the net proceeds that the Issuer raises in certain equity offerings at a redemption price equal to 105.500% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any.

Change of Control:	Put @ 101% of principal plus accrued interest
CUSIP Numbers / ISINs:	144A Notes: 165167 DF1 / US165167DF18 Reg S Notes: U16450 BA2 / USU16450BA27

Terms Relating to the 5.875% Senior Notes Due 2029

Title of Securities:	5.875% Senior Notes due 2029 (the “2029 Notes”).
Principal Amount:	$500,000,000
Gross Proceeds:	$500,000,000

Final Maturity Date:	February 1, 2029
Issue Price:	100%, plus accrued interest, if any, from February 5, 2021
Coupon:	5.875%
Yield to Maturity:	5.875%
Spread to Treasury:	+ 498 basis points
Benchmark Treasury:	2.625% UST due February 15, 2029
Interest Payment Dates	February 1 and August 1
First Interest Payment Date:	August 1, 2021
Record Dates:	January 15 and July 15
Optional Redemption:
At any time prior to February 5, 2024, the Issuer may, on any one or more occasions, redeem all or a part of the 2029 Notes, upon notice as provided in the indenture, at a redemption price equal to 100% of the principal amount of the 2029 Notes redeemed, plus the 2029 Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of the 2029 Notes on the relevant record date to receive interest due on the relevant interest payment date.
On or after February 5, 2024, the Issuer may on any one or more occasions redeem all or a part of the 2029 Notes, upon notice as provided in the indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accmed and unpaid interest, if any, on the 2029 Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on February 5 of the years indicated below, subject to the rights of holders of the 2029 Notes on the relevant record date to receive interest on the relevant interest payment date:

	Year 2024 2025 2026 and thereafter	Percentage 102.938% 101.469% 100.000%
Optional Redemption with Equity Proceeds:
The Issuer may also redeem up to 35% of the aggregate principal amount of the 2029 Notes before February 5, 2024 with an amount of cash not greater than the net proceeds that the Issuer raises in certain equity offerings at a redemption price equal to 105.875% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any.

Change of Control:	Put @ 101% of principal plus accrued interest
CUSIP Numbers / ISINs:	144 A Notes: 165167 DG9 / US165167DG90 Reg S Notes: U16450 BBO / USU16450BB00

Terms Applicable to Both Series of Notes
Distribution:	144A/Regulation S for life (without registration rights).
Initial Purchasers:
Goldman Sachs & Co. LLC RBC Capital Markets, LLC Citigroup Global Markets Inc. J.P. Morgan Securities LLC BofA Securities, Inc. DNB Markets, Inc.
Mizuho Securities USA LLC Morgan Stanley & Co. LLC MUFG Securities Americas Inc. Wells Fargo Securities, LLC

Trade Date:	February 2, 2021
Settlement Date:
February 5, 2021
The Issuer expects that delivery of the notes will be made against payment therefor on or about February 5, 2021, which will be the third business day following the date of pricing of the notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-l under the Securities Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on the date of pricing should consult their own advisor.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the notes or the offering. Please refer to the Preliminary Offering Circular for a complete description.
This communication is being distributed solely to persons reasonably believed to be qualified institutional buyers, as defined in Rule 144A under the Securities Act, and outside the United States to non-U.S. persons, as defined under Regulation S.
This communication does not constitute an offer to sell the notes and is not a solicitation of an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.
Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

ANNEX I
(1)The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A under the Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”
Terms used in this paragraph have the meanings given to them by Regulation S.
Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.
(2)Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.
(3)Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with the Representatives’ express written consent and then only at its own risk and expense.

ANNEX II
Guarantors
Chesapeake Energy Corporation
CHESAPEAKE AEZ EXPLORATION, L.L.C.
CHESAPEAKE APPALACHIA, L.L.C.
CHESAPEAKE E&P HOLDING, L.L.C.
CHESAPEAKE ENERGY LOUISIANA, LLC
CHESAPEAKE ENERGY MARKETING, L.L.C.
CHESAPEAKE EXPLORATION, L.L.C.
CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.
CHESAPEAKE MIDSTREAM DEVELOPMENT, L.L.C.
CHESAPEAKE NG VENTURES CORPORATION
CHESAPEAKE OPERATING, L.L.C., on behalf of itself and as general partner of CHESAPEAKE LOUISIANA, L.P.
CHESAPEAKE PLAINS, LLC
CHESAPEAKE ROYALTY, L.L.C.
CHESAPEAKE VRT, L.L.C.
CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.
CHK ENERGY HOLDINGS, INC.
CHK NGV LEASING COMPANY, L.L.C.
CHK UTICA, L.L.C.
COMPASS MANUFACTURING, L.L.C.
EMLP, L.L.C., on behalf of itself and as the general partner of EMPRESS LOUISIANA PROPERTIES, L.P.
EMPRESS, L.L.C.
GSF, L.L.C.
MC LOUISIANA MINERALS, L.L.C.
MC MINERAL COMPANY, L.L.C.
MIDCON COMPRESSION, L.L.C.
NOMAC SERVICES, L.L.C.
NORTHERN MICHIGAN EXPLORATION COMPANY, L.L.C.

SPARKS DRIVE SWD, INC.
WINTER MOON ENERGY CORPORATION
BRAZOS VALLEY LONGHORN FINANCE CORP.
BRAZOS VALLEY LONGHORN, L.L.C.
BURLESON SAND LLC
BURLESON WATER RESOURCES, LLC
ESQUISTO RESOURCES II, LLC
PETROMAX E&P BURLESON, LLC
WHE ACQCO., LLC
WHR EAGLE FORD LLC
WILDHORSE RESOURCES II, LLC
WILDHORSE RESOURCES MANAGEMENT COMPANY, LLC

ANNEX III
FORM OF JOINDER AGREEMENT
Chesapeake Energy Corporation
and the Guarantors party hereto

$500,000,000 of 5.500% Senior Notes due 2026

$500,000,000 of 5.875% Senior Notes due 2029
[               ], 2021
Goldman Sachs & Co. LLC,
RBC Capital Markets, LLC
As representatives of the several Purchasers named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

c/o RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street, 8th Floor
New York, New York 10281

Reference is hereby made to that certain purchase agreement (the “Purchase Agreement”) dated as of February 2, 2021, among Chesapeake Escrow Issuer LLC, a Delaware limited liability company(the “Escrow Issuer”) and Goldman Sachs & Co. LLC and RBC Capital Markets, LLC as representatives of each of the other Purchasers named in Schedule I thereto (collectively, the “Purchasers”) relating to the issuance and sale to the Purchasers of $500,000,000 aggregate principal amount of Escrow Issuer’s 5.500% Senior Notes due 2026 and $500,000,000 aggregate principal amount of the Escrow Issuer’s 5.875% Senior Notes due 2029 (the “Securities”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.
Chesapeake Energy Corporation, an Oklahoma corporation, has assumed the rights and obligations of the Escrow Issuer with respect to the Securities under the Indenture pursuant to, and in accordance with, the provisions of the Indenture and (ii) the Guarantors that were originally not a party thereto have agreed to join in the Purchase Agreement pursuant to this agreement (this “Joinder Agreement”) on the Completion Date pursuant to, and in accordance with, the provisions of the Indenture.
1.    Joinder. Each of the undersigned hereby acknowledges that it has received a copy of the Purchase Agreement and acknowledges and agrees with the Purchasers that by its execution and delivery hereof it shall (i) join and become a party to the Purchase Agreement; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgements applicable to such party as set forth in and in accordance with the terms of the Purchase Agreement; and (iii) perform all obligations and duties as required of it in accordance with the Purchase Agreement.

2.    Counterparts. This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or via facsimile or other electronic transmission), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.
3.    Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.
4.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
5.    GOVERNING LAW. THIS JOINDER AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS JOINDER AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered, by its proper and duly authorized officer as of the date set forth above.

Chesapeake Energy Corporation

By:
Name:
Title:

[Guarantors]

By:
Name:
Title:

ANNEX IV
CERTIFICATE OF THE CHIEF FINANCIAL OFFICER
February 2, 2021
Reference is hereby made to the Purchase Agreement, dated February 2, 2021 (the “Purchase Agreement”), among Goldman Sachs & Co. LLC and RBC Capital Markets, LLC, as representatives of the several purchasers named on Schedule I thereto (the “Purchasers”), and Chesapeake Escrow Issuer LLC. Capitalized terms used but not defined in this certificate have the meaning assigned to them in the Purchase Agreement.
I am responsible for the financial accounting matters of the Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”) and am familiar with the accounting books and records and internal controls of the Company. To assist the Purchasers in conducting and documenting their investigation of the affairs of the Company and the Escrow Issuer, I, Domenic J. Dell’Osso, Jr., solely in my capacity as Chief Financial Officer of the Company, and not in my individual capacity, do hereby certify pursuant to Section 8(i) of the Purchase Agreement that after reasonable inquiry and investigation by myself or members of my staff who are responsible for the Company’s financial and accounting matters:
1.The items marked on the pages of the Offering Circular attached here are derived from the accounting books and records of the Company. Such information is, as of the date of the certificate, a true and accurate measurement of the data purported to be represented for the periods presented, in all material respects.
2.The items marked with a “B” on the pages of the Offering Circular attached here (a) are derived from the accounting books and records of the Company, (b) fairly present, in all material respects, the Company’s calculation of the aforementioned information for the period presented (c) are, as of the date of this certificate, a true and accurate measurement of the data purported to be represented for the periods presented, in all material respects and (d) are calculated substantially in accordance with the description thereof contained in the Offering Circular.
3.The items marked with an “C” on the pages of the Offering Circular attached here (a) fairly present, in all material respects, the Company’s calculation of the aforementioned information for the period presented, (b) are, as of the date of this certificate, a true and accurate measurement of the data purported to be represented for the periods presented, in all material respects and (c) are calculated substantially in accordance with the description thereof contained in the Offering Circular.
IN WITNESS WHEREOF, I have signed this certificate as of the date first written above.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Domenic J. Dell'Osso, Jr.
	Name:	Domenic J. Dell'Osso, Jr.
	Title:	Executive Vice President and Chief Financial Officer